Exhibit 99.1

NEWS RELEASE

Contact:

Tonya Chin

Investor Relations

(408) 934-4565

tonya.chin@gnss.com

Genesis Microchip Reports

Fourth Quarter and Fiscal 2006 Financial Results

Company Delivers Strong Year-Over-Year Revenue and Earnings Growth

SAN JOSE, Calif., May 2, 2006 – Genesis Microchip Inc. (Nasdaq: GNSS), a world leader in the development of image processing technologies for flat-panel TVs, monitors, and other consumer display products, today announced its financial results for the fourth quarter and fiscal year 2006, which ended March 31, 2006.

Financial results for the fourth quarter ended March 31, 2006:

•	Total revenues were $60.9 million, compared with $74.0 million for the quarter ended December 31, 2005;

•	GAAP gross margins, which included $1.1 million in non-cash expenses for the amortization of intangible assets and stock-based compensation, were 41.4 percent, compared with 46.2 percent for the quarter ended December 31, 2005;

•	Non-GAAP (1) gross margins were 43.2 percent, compared with 48.9 percent for the quarter ended December 31, 2005;

•	The Company’s GAAP net loss was $0.3 million, or $0.01 per share, compared with net income of $7.4 million, or $0.20 per diluted share in the quarter ended December 31, 2005. The fourth quarter net loss included charges of $2.1 million in amortization of acquired intangibles and stock-based compensation;

•	On a non-GAAP (1) basis, net income was $1.6 million, or $0.04 per diluted share, compared with $10.2 million, or $0.27 per diluted share in the quarter ended December 31, 2005.

Financial results for the fiscal year ended March 31, 2006:

•	Total revenues were $269.5 million, an increase of 32.0 percent from $204.1 million in the year ended March 31, 2005;

•	GAAP gross margins were 43.2 percent, compared with 38.6 percent for the year ended March 31, 2005;

•	Non-GAAP (1) gross margins were 45.8 percent, compared with 42.3 percent for the year ended March 31, 2005;

•	The Company’s GAAP net income was $18.4 million, or $0.50 per diluted share, compared with a net loss of $9.4 million, or $0.29 per diluted share in the year ended March 31, 2005;

•	On a non-GAAP (1) basis, net income was $28.3 million, or $0.77 per diluted share, a significant improvement from net income of $9.1 million, or $0.27 per diluted share in the year ended March 31, 2005.

“We delivered a solid financial performance in fiscal 2006, growing total revenues 32 percent, which included a robust 81 percent growth in our flat-panel TV revenues, and a significant improvement in earnings,” said Elie Antoun, president and CEO of Genesis Microchip. “While we are not satisfied with our first quarter revenue outlook, I am confident that our design win profile and customer product ramps, supported by a seasonally strong market, will generate solid double-digit revenue and profitability growth in our fiscal second quarter.”

Fourth Quarter Financial Details

The Company shipped 3.8 million flat-panel TV controller units and 11.8 million LCD monitor units during the quarter.

Revenues of $60.9 million decreased $13.1 million from the third quarter primarily due to weaker-than-expected demand for flat-panel television controllers in Europe and for digital CRT TV controllers in China.

Non-GAAP gross margins were 43.2 percent compared to 48.9 percent in the quarter ended December 31, 2005. A key factor contributing to the decrease in gross margins was the lower-than-expected yield on one of the Company’s newly launched TV controller products.

GAAP operating expenses were $27.3 million, compared to $24.7 million in the quarter ended December 31, 2005. The increase in expenses was primarily the result of investments in the Company’s DTV product development and increased customer support costs.

Fourth Quarter Recap

The Company announced several new products at CES in January including Cortez Plus, an enhanced LCD TV controller which includes integrated HDMI input, a 3D NTSC/PAL video decoder and supports advanced applications including Picture-in-Picture (PIP), and 1080p displays. The Company also announced the FLI5962, which is the newest member of the “Oak” family of controllers that provides DCDi® by Faroudja video processing and the unique ACM-3D™, Active Color Management, for multi-function LCD monitors (MFMs) and LCD TVs with PC and HDTV connectivity. Additionally, the Company introduced the gm5766, part of the Phoenix series, a low-cost, memoryless solution targeted for mainstream SXGA and performance LCD monitors up to UXGA featuring ACM-3D™ Active Color Management technologies with true six axis color controls. And finally, the Company also introduced the gm7746, a high resolution LCD panel timing controller for 8 and 10-bit, true HD resolution TV panels and WUXGA monitor panels.

LG Electronics, a global leader in consumer electronics, designed the Company’s newly launched Cortez Advanced video controller into its new 32-inch, 37-inch, and 42-inch LCD TVs for its Europe, Asia, South and Central America markets.

The Haier Group, a leading TV and consumer electronics manufacturer in China, designed the FLI8532 (Cortez), the FLI8125 (Hudson) and the gm1501 (Malibu) video controllers into its new mid-range and premium LCD TV models, ranging in size from 26-inches to 42-inches, for its China and Europe markets.

MiTAC Technology Corporation, a leading designer and developer of innovative flat-panel displays, designed the FLI8532 (Cortez) video controller into its new premium LCD TV platforms that are being manufactured for several of the world’s leading consumer electronics companies.

The Company announced a joint reference design for High Definition mainstream audio/video receivers (HD-AVR) with Cirrus Logic Inc., a world leader in high-precision digital audio processing and mixed-signal integrated circuits.

After the end of the quarter, the United States Court of Appeals for the Federal Circuit upheld the lower court’s ruling that the Company and Silicon Image had settled their patent litigation. In addition, the Company filed a motion with the ITC to enforce the exclusion order against MStar’s patent infringement.

For further details on the quarterly highlights listed above, please see the Press Room section of the Company’s web site at www.gnss.com.

Business Outlook

The following are the Company’s financial targets for the quarter ending June 30, 2006:

•	Revenues to be in the range of $55 million to $60 million;

•	GAAP gross margins to be in the range of 39 percent to 41 percent and non-GAAP (1) gross margins to be in the range of 40 percent to 42 percent. The Company expects that non-GAAP gross margins will be higher than GAAP gross margins because of the exclusion of charges for non-cash stock-based compensation required by the Company’s adoption of SFAS 123R beginning in the fiscal first quarter which are estimated to be $0.5 million. Fiscal first quarter gross margins are expected to be further impacted by the previously mentioned product yield issue. The Company anticipates this issue will be resolved in the first fiscal quarter;

•	GAAP operating expenses to be in the range of $31.0 to $32.5 million. The Company expects that non-GAAP (1) operating expenses will be lower than GAAP operating expenses because of the exclusion of charges for non-cash stock-based compensation required by the Company’s adoption of SFAS 123R beginning in the fiscal first quarter, and the exclusion of the amortization of acquired intangibles, which are together estimated to be between $5.5 and $6.0 million;

•	The Company’s effective tax rate may continue to vary in the short term due to the impact of foreign exchange fluctuations, research and development tax credits, lower levels of profitability and other factors. However, the longer-term non-GAAP effective tax rate is expected to be approximately 25%.

Earnings Conference Call

Genesis Microchip will host a conference call, which is open to all interested investors, today at 2:30 p.m. (PT) / 5:30 p.m. (ET) to discuss its results. The dial-in number for the call is: (719) 457-2646. A replay of the conference call will be available through May 8, 2006, and it can be heard by dialing (719) 457-0820. The replay access code is: 9758492. A live, audio web broadcast of the conference call also will be available at: http://www.gnss.com/webcast.phtml. An archived version of the web broadcast will also be available at the same website address.

(1) Use of Non-GAAP Financial Information

Non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net income and non-GAAP net (loss) income per share are non-GAAP performance measures that differ from the most directly comparable GAAP (generally accepted accounting principles) terms of gross profit, gross profit percentage, gross margin, operating expenses, net income and net (loss) income per share. A schedule reconciling each of these amounts is included in the tables accompanying this press release. Differences between GAAP and non-GAAP results include certain operating costs, such as the amortization of acquired intangible assets, stock-based compensation expenses, as well as income tax adjustments. Included in the calculation of weighted average shares outstanding used to compute both GAAP and non-GAAP net income (loss) per share are the dilutive effects of shares issued or issuable under Genesis’s stock-based compensation programs.

The Company believes that the presentation of these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors regarding financial and business trends relating to the Company’s financial condition and results of operations. The Company further believes the adjustments used in calculating non-GAAP net income (loss) and non-GAAP net income (loss) per share are based on specific, identified charges that impact different line items in the statements of operations (including research and development, and selling, general and administrative expenses), and that it is useful to investors to know how these specific line items in the statements of operations are affected by these adjustments. Genesis Microchip’s management also uses these non-GAAP financial measures internally in evaluating operations and business trends, managing and benchmarking performance, and determining a portion of its internal bonus compensation. Most of the non-GAAP items are infrequent in nature and/or are non-cash expenses that are not utilized by management in evaluating the ongoing core financial operations of the Company. However, Genesis Microchip cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

GAAP to Non-GAAP Adjustments:

Genesis has provided a reconciliation of GAAP to non-GAAP results in the tables accompanying this press release. The following describes the nature of each adjustment and the reason the Company excludes it from its non-GAAP results:

a)	Amortization expenses of intangible assets are as a result of the Company’s previous business combinations. Such amortization does not impact the Company’s cash flows and is excluded by management when evaluating its core operating results.

b)	Stock-based compensation charges are based on the intrinsic value of stock options, calculated in accordance with APB 25.

To date, the intrinsic value of the Company’s stock-based compensation has primarily arisen from the granting or assumption of stock options in conjunction with business combinations. Due to the nature of the variables that impact the Company’s stock price, some of which are outside the control of management, and the non-cash nature of stock-based compensation charges, these expenses are excluded by management when evaluating the Company’s core operating results.

c)	The estimated tax impact of a repatriation of funds under the American Jobs Creation Act, year-end adjustments to the Company’s deferred tax balances, and the other tax impact of adjusting for the above noted expenses in arriving at the non-GAAP measures have been reflected in the above table in order to provide users with a non-GAAP net income and non-GAAP net (loss) income per share, which many investors that follow the Company use in their financial models. These charges have been excluded because they are either out of the normal course of business or result from the accounting for the Company’s previous business combinations and do not impact the Company’s cash flows.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements by Elie Antoun, and statements in the Business Outlook section regarding the Company’s anticipated revenues, gross margins, operating expenses, short-term and long-term effective tax rate, and resolution of a product yield issue. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the growth rate of the LCD monitor and flat-panel TV markets; the Company’s ability to gain design wins with customers, make timely new product introductions, and ramp new designs into production volumes; changes in expected product mix and product pricing; changes in expected product costs and manufacturing yields; unexpected manufacturing capacity constraints; customer order patterns, inventory levels and manufacturing schedules; distributor order patterns and inventory levels; availability of other components for LCD monitors and flat-panel TVs; actions of competitors; foreign exchange fluctuations, research and development tax credits and other factors that impact tax rates; costs and outcome of litigation; the impact of fluctuations in our stock price on our stock-based compensation expense; and other risk factors set forth in the Company’s SEC reports, including but not limited to its reports on Form 10-K/A for the fiscal year ended March 31, 2005 and Form 10-Q for the quarter ended December 31, 2005. Genesis Microchip assumes no obligation to update the forward-looking statements included in this release.

About Genesis Microchip

Genesis Microchip Inc. (Nasdaq: GNSS) is a leading provider of image processing systems enabling superior picture quality in flat-panel TVs and a variety of consumer and PC-display products. Featuring Genesis Display Perfection® technologies and Emmy award-winning Faroudja® video technologies, Genesis system-on-a-chip solutions are used worldwide by display manufacturers to produce visibly better images across a broad array of devices including flat-panel displays, digital TVs, projectors, A/V receivers and DVD players/recorders. The Genesis technology portfolio features analog and mixed signal system-on-a-chip design, DCDi® by Faroudja deinterlacing, TrueLife™ video enhancement, IntelliComb™ video decoding and includes over 185 patents. Founded in 1987, Genesis supports its leading brand-name customers with offices in the U.S., Canada, India, Europe, Taiwan, South Korea, China, Japan and Singapore. For more information about Genesis Microchip Inc. or Genesis Display Perfection technologies, please visit www.gnss.com.

Note to Editors: Genesis, Genesis Display Perfection, Faroudja, DCDi by Faroudja, TrueLife and IntelliComb are trademarks or registered trademarks of Genesis Microchip Inc.

Financial statements attached:

—	Consolidated Statements of Operations

—	Consolidated Balance Sheets

—	Reconciliation of GAAP to Non-GAAP Results

GENESIS MICROCHIP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three months ended		Year ended
	March 31, 2006	March 31, 2005	March 31, 2006	March 31, 2005
Revenues	$60,862	$52,905	$269,506	$204,115
Cost of revenues (1)	35,684	32,503	153,039	125,394

Gross profit	25,178	20,402	116,467	78,721

Gross profit %	41.4%	38.6%	43.2%	38.6%

Operating expenses:
Research and development (2)(4)	13,655	10,675	48,700	41,534
Selling, general and administrative (3)	13,658	10,687	48,698	45,619

Total operating expenses	27,313	21,362	97,398	87,153

Income (loss) from operations	(2,135)	(960)	19,069	(8,432)
Interest income	1,907	686	5,403	1,939

Income (loss) before income taxes	(228)	(274)	24,472	(6,493)
Provision for income taxes	89	6,570	6,082	2,954

Net income (loss)	$(317)	$(6,844)	$18,390	$(9,447)

Earnings (loss) per share:
Basic	$(0.01)	$(0.20)	$0.53	$(0.29)
Diluted	$(0.01)	$(0.20)	$0.50	$(0.29)
Weighted average number of common shares outstanding:
Basic	35,760	33,437	34,909	33,084
Diluted	35,760	33,437	36,877	33,084

(1) Included in cost of revenues:
Stock-based compensation	$36	$—	$63	$—
Amortization of acquired intangibles	$1,060	$1,925	$6,835	$7,700
(2) Stock-based compensation charges included in research and development expenses	$169	$336	$421	$1,941
(3) Stock-based compensation charges included in selling, general and administrative expenses	$204	$96	$577	$2,553
(4) Amortization of acquired intangibles included in research and development expenses	$622	$729	$2,809	$2,916

Certain expenses have been reclassified from selling, general and administrative costs to research and development costs to reflect a change in allocation methodology beginning in the quarter ended June 30, 2005. This change had no effect on total operating expenses or net income, but resulted in a reclassification of $2.5 million and $1.3 million for the quarters ended March 31, 2006 and March 31, 2005 respectively, and $7.6 and $5.3 million for the 12 months ended March 31, 2006 and March 31, 2005, respectively.

Amortization of acquired intangible assets has been reclassified from operating expenses to cost of revenues to reflect a change in classification beginning in the quarter ended March 31, 2006. This change had no effect on net income, but resulted in the reclassification of $1.1 and $1.9 million for the quarters ended March 31, 2006 and March 31, 2005, respectively, and $6.8 and $7.7 million for the 12 months ended March 31, 2006 and March 31, 2005, respectively.

GENESIS MICROCHIP INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	March 31, 2006	December 31, 2005	March 31, 2005
ASSETS

Current assets:
Cash and short-term investments	$185,379	$175,215	$129,757
Accounts receivable, trade	36,184	37,245	30,310
Inventory	17,175	23,187	17,557
Other	6,034	6,849	5,583

Total current assets	244,772	242,496	183,207
Capital assets	16,459	17,873	15,987
Acquired intangibles	9,055	9,651	17,265
Goodwill	181,981	181,981	181,981
Deferred income taxes	11,151	10,238	14,056
Other	16,259	5,131	3,796

Total assets	$479,677	$467,370	$416,292

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$14,911	$10,264	$12,044
Accrued liabilities	21,777	20,432	11,634
Income taxes payable	3,565	2,558	3,118

Total current liabilities	40,253	33,254	26,796

Stockholders’ equity:
Capital stock	441,233	434,738	405,356
Cumulative other comprehensive loss	(94)	(94)	(94)
Stock-based compensation	(4,571)	(3,701)	(232)
Retained earnings (deficit)	2,856	3,173	(15,534)

Total stockholders’ equity	439,424	434,116	389,496

Total liabilities and stockholders’ equity	$479,677	$467,370	$416,292

GENESIS MICROCHIP INC.

Reconciliation of GAAP to Non-GAAP (*) Results

(unaudited, in thousands, except per share amounts)

	Three months ended		Year ended
	March 31, 2006	March 31, 2005	March 31, 2006	March 31, 2005
GAAP gross profit	$25,178	$20,402	$116,467	$78,721
Amortization of intangible assets (a)	1,060	1,925	6,835	7,700
Stock-based compensation included in cost of revenues (b)	36	—	63	—

Non-GAAP gross profit	$26,274	$22,327	$123,365	$86,421

GAAP gross profit %	41.4%	38.6%	43.2%	38.6%
Amortization of intangible assets and stock-based compensation included in cost of revenues (a & b)	1.8%	3.6%	2.6%	3.7%

Non-GAAP gross profit %	43.2%	42.2%	45.8%	42.3%

Total GAAP operating expenses	$27,313	$21,362	$97,398	$87,153
Amortization of intangible assets included in research and development costs (a)	(622)	(729)	(2,809)	(2,916)
Stock-based compensation included in research and development costs (b)	(169)	(336)	(421)	(1,941)
Stock-based compensation included in selling, general and administrative costs (b)	(204)	(96)	(577)	(2,553)

Total non-GAAP operating expenses	$26,318	$20,201	$93,591	$79,743

GAAP net income (loss)	$(317)	$(6,844)	$18,390	$(9,447)
Stock-based compensation and intangible asset amortization expense adjustments (a & b)	2,091	3,086	10,705	15,110
Non-GAAP tax adjustments (c)	(172)	5,947	(767)	3,465

Non-GAAP net income	$1,602	$2,189	$28,328	$9,128

GAAP basic net earnings (loss) per share	$(0.01)	$(0.20)	$0.53	$(0.29)
Impact of stock-based compensation, intangible asset amortization, and income tax described above (a,b & c)	$0.05	$0.27	$0.28	$0.57

Non-GAAP basic net earnings (loss) per share	$0.04	$0.07	$0.81	$0.28

GAAP diluted net earnings (loss) per share	$(0.01)	$(0.20)	$0.50	$(0.29)
Impact of stock-based compensation, intangible asset amortization, and income tax described above (a,b & c)	$0.05	$0.26	$0.27	$0.56

Non-GAAP diluted net earnings (loss) per share	$0.04	$0.06	$0.77	$0.27

*	See accompanying notes on the use of non-GAAP financial information and GAAP to non-GAAP adjustments
a)	Amortization expenses of intangible assets are as a result of the Company’s previous business combinations. Such amortization does not impact the Company’s cash flows and is excluded by management when evaluating its core operating results.
b)	Stock-based compensation charges are based on the intrinsic value of stock options, calculated in accordance with APB 25. To date, the intrinsic value of the Company’s stock-based compensation has primarily arisen from the granting or assumption of stock options in conjunction with business combinations. Due to the nature of the variables that impact the Company’s stock price, some of which are outside the control of management, and the non-cash nature of stock-based compensation charges, these expenses are excluded by management when evaluating the Company’s core operating results.
c)	The estimated tax impact of a repatriation of funds under the American Jobs Creation Act, year-end adjustments to the Company’s deferred tax balances, and the other tax impact of adjusting for the above noted expenses in arriving at the non-GAAP measures has been reflected in the above table in order to provide users with a non-GAAP net income and non-GAAP net (loss) income per share, which many investors that follow the Company use in their financial models. These charges have been excluded because they are either out of the normal course of business or result from the accounting for the Company’s previous business combinations and do not impact the Company’s cash flows.